EXHIBIT 99.1

ME2C® Environmental Announces Appointment of Jami Satterthwaite as Chief Financial Officer

Appointment Fills a Significant Role Important to Company’s Intended Uplisting

CORSICANA, TX, May 13, 2021 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) (“ME2C Environmental” or the “Company”), a leading environmental technologies firm, today announced that it has appointed Jami Satterthwaite, currently the Company’s Chief Accounting Officer, as Chief Financial Officer effective June 1, 2021.

Jami Satterthwaite is a certified public accountant and was a partner at the accounting firm Nelson & Swaite, CPAs, LLC, located in the State of Washington, prior to joining ME2C Environmental in 2019. In 2015, Ms. Satterthwaite received industry recognition as a “CPA Practice Advisor 40 Under 40” honoree. Ms. Satterthwaite is devoted to personal and community wellness and has served as a Board Director for local non-profit organizations. Ms. Satterthwaite was named Chief Accounting Officer of ME2C Environmental in October 2020 and is based in Corsicana, Texas.

“The naming of a CFO fills a vital role which will be important for a major exchange uplisting, to which the Company previously stated its intention to complete in 2021,” stated Richard MacPherson, President & CEO of ME2C Environmental.

“This appointment is in recognition of Jami Satterthwaite’s continued excellence in accounting and operational financial matters since joining our Company. On behalf of the Board of Directors, we could not be more pleased with Jami’s contributions to the growth of our company and we are excited for Jami to take this next step with us. Since joining our team in late 2019, Jami has added tremendous value to the Company. As Chief Accounting Officer, Jami has played an integral role in our budgeting, financial planning and analysis and debt repayment strategies, and as CFO, will continue to play a major part in our efforts toward an uplisting this year,” concluded Mr. MacPherson.

“I look forward to serving on the ME2C management team in this new role alongside a strong team of executive officers,” said Jami Satterthwaite. “My experience with overseeing our financial initiatives has provided me with a deep understanding of our business and operations, and I will work diligently to contribute to the financial success of our company as we continue to achieve growth moving through 2021 and beyond.”

About ME2C® Environmental

ME2C Environmental (OTCQB: MEEC), is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:
Stacey Hyatt
Corporate Communications
ME2C Environmental
Main: 614-505-6115 x-1001
Direct: 404-226-4217
shyatt@me2cenvironmental.com

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
949-546-6326
MEEC@mzgroup.us
www.mzgroup.us

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